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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d ) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 9, 1997

                            NETWORKS ASSOCIATES, INC.
                       (FORMERLY MCAFEE ASSOCIATES, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         COMMISSION FILE NUMBER 0-20558


            DELAWARE                                        77-0316593
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

           2805 BOWERS AVENUE                                  95051
         SANTA CLARA, CALIFORNIA                             (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 988-3832


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On December 9, 1997, Networks Associates, Inc. ("NETWORK ASSOCIATES" or the "COMPANY") acquired Pretty Good Privacy, Inc. ("PGP"), a privately-held provider of applied cryptographic solutions for securing corporate digital assets and protecting individual privacy based in San Mateo, California. Pursuant to an Agreement and Plan of Reorganization dated as of December 1, 1997, between the Company, PGP and PG Acquisition Corp., a wholly owned subsidiary of the Company ("MERGER SUB"), Merger Sub merged with and into PGP, with PGP becoming a wholly owned subsidiary of Network Associates. The aggregate consideration payable in the acquisition was approximately $36 million (payable at closing in cash and the assumption of certain liabilities) and warrants to acquire a specified number of shares of Network Associates common stock. The cash paid in the acquisition was funded or, in the case of assumed liabilities, will be funded from Network Associates' cash on hand. The acquisition is being accounted for under the purchase method of accounting. In accordance with generally accepted accounting principles, Network Associates expects to incur a charge to earnings for the December 31, 1997 quarter of approximately $30 million related to the purchase of in process research and development.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (a)    Exhibits:


Exhibit No.     Description
-----------     -----------

2.1 Agreement and Plan of Reorganization dated December 1, 1997 between the Registrant, PGP and PG Acquisition Corp.

4.1 Registration Rights Agreement dated December 5, 1997 between the Registrant and certain shareholders of PGP.

99.1           Press Release dated December 1, 1997.


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                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
2.1 Agreement and Plan of Reorganization dated December 1, 1997 between the Registrant, PGP and PG Acquisition Corp.

4.1 Registration Rights Agreement dated December 5, 1997 between the Registrant and certain shareholders of PGP.

99.1           Press Release dated December 1, 1997.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NETWORKS ASSOCIATES, INC.



                                      By:  /s/ PRABHAT K. GOYAL
                                         -------------------------------
                                         Prabhat K. Goyal
                                         Chief Financial Officer